Exhibit 99.01

Zion Oil & Gas to Transition Trading of Shares to the OTCQX – an SEC Recognized Established Public Market

Move to OTCQX should continue to provide adequate liquidity for the trading of Zion shares at less cost

DALLAS, Texas, and CAESAREA, Israel, August 31, 2020 /PRNewswire/ Zion Oil & Gas notified the Nasdaq Stock Market LLC that Zion is de-listing its shares from the Nasdaq Stock Market LLC’s Capital Market and will have its shares quoted for trading on OTC Markets Group Inc.’s OTCQX Best Market, the top tier of the OTC markets.

“With the transition to OTCQX, we are migrating to a more business-friendly market during these turbulent times,” stated Zion CEO, Robert Dunn. “Zion will continue to provide all required disclosures to provide transparency regarding Zion and its business, and we believe that trading on OTCQX should continue to provide adequate liquidity for the trading of Zion shares at less cost to Zion.”

As previously disclosed by Zion, Nasdaq has advised Zion it will have through September 8, 2020, to regain compliance with the minimum closing bid price of $1.00. As the management of Zion has determined that it is not in the best interest of Zion and its shareholders to implement a reverse stock split to satisfy the minimum bid price, Zion applied for and meets the current standards for trading on the OTCQX.

With the shutdowns by the Covid-19 virus in the United States, Europe, and Israel, all ground operations for Zion, including drilling plans, have been delayed beyond Zion’s control by the respective governments. Zion management believes that the extended shutdown adds an additional layer of difficulty. Management also has determined that the transition to the OTCQX Market better serves the interests of Zion and its shareholders at this stage in Zion’s corporate development. With the transition to the OTCQX, the OTC’s top tier, Zion will continue to comply with its SEC reporting obligations as always.

Zion is moving to a broker-dealer market from the matching engine technology used by the Nasdaq exchange. OTC Link ATS and OTC Link ECN are SEC-regulated ATS’s operated by OTC Link LLC, a FINRA/SIPC member. OTCQX is the premium tier of OTC Markets Group and enables investors to trade through the broker of their choice easily. Investors will have access to real-time bid-ask information and other information through the OTC Disclosure & News Service, which publishes and distributes data, news, and financials to a broad audience of investors.

The OTCQX Rules for U.S. companies are designed to create the most informed, efficient, and cost-effective market for securities. The OTCQX rules require companies to meet high standards, make adequate, current information publicly available, provide timely public disclosure of any news or information which might reasonably be expected to affect the market for its securities materially, and demonstrate compliance with securities laws and regulations.

Zion Oil & Gas, a public company traded on NASDAQ (ZN), explores for oil and gas onshore in Israel on their 99,000-acre Megiddo-Jezreel license area.

“The Lord Himself goes before you and will be with you; He will never leave you nor forsake you.
Do not be afraid; do not be discouraged.”

Deuteronomy 31:8

“Sing to the Lord, for he has done glorious things; let this be known to all the world. Shout aloud and sing for joy, people of Zion, for great is the Holy One of Israel among you.”

Isaiah 12:5-6

FORWARD-LOOKING STATEMENTS: Statements in this communication that are not historical fact, including statements regarding Zion’s operations; Zion’s ability to continue as a going concern; operational risks in ongoing exploration efforts; and liquidity for shareholders on the OTCQX are forward-looking statements as defined in the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on assumptions that are subject to significant known and unknown risks, uncertainties, and other unpredictable factors, many of which are described in Zion’s periodic reports filed with the SEC and are beyond Zion’s control. These risks could cause Zion’s actual performance to differ materially from the results predicted by these forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Zion’s Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Zion’s filings with the SEC. Zion can give no assurance that the expectations reflected in these statements will prove to be correct and assumes no responsibility to update these statements.

Contact Info:

Andrew Summey

VP, Marketing and Investor Relations
Zion Oil & Gas, Inc. (NASDAQ: ZN)
12655 North Central Expressway, Suite 1000, Dallas, TX 75243
Telephone: 888-891-9466
Email: info@zionoil.com
www.zionoil.com